Rackspace Reports Fourth Quarter Results
•Revenue Grew 10.7 Percent Compared to the Fourth Quarter of 2014
•Adjusted EBITDA Grew 11.0 Percent Compared to the Fourth Quarter of 2014
•Net Income was $32 Million for the Fourth Quarter of 2015
•On a Fully Diluted Basis, GAAP EPS was 24 Cents and Non-GAAP EPS was 31 Cents in the Fourth Quarter of 2015

SAN ANTONIO - February 16, 2016 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced financial results for the quarter that ended December 31, 2015.
On a GAAP basis, net revenue for the fourth quarter of 2015 was $523 million, up 10.7 percent from the fourth quarter of 2014. These results were adversely affected by shifts in currency exchange rates. On a constant currency basis, net revenue grew 12.0 percent from the fourth quarter of 2014.
Adjusted EBITDA for the fourth quarter of 2015 was $184 million, for a margin of 35.1 percent, up 11.0 percent from the fourth quarter of 2014. Net income for the fourth quarter of 2015 was $32.1 million, for a margin of 6.1 percent, down from 7.8 percent in the fourth quarter of 2014.
For the fourth quarter of 2015, cash flow from operating activities was $204 million, capital expenditures were $97 million, and Adjusted Free Cash Flow was $85 million. At the end of the fourth quarter of 2015, cash and cash equivalents were $485 million, and interest-bearing debt including capital lease obligations totaled $502 million. Return on Capital was 12.8 percent in the fourth quarter of 2015 compared to 15.7 percent in the fourth quarter of 2014.
In the fourth quarter, pursuant to the buyback authorized by the Rackspace board of directors, the company purchased $117 million worth of shares.
“We made significant progress on our strategic and financial goals in the fourth quarter, including the launch of Fanatical Support for the world’s leading clouds,” said Taylor Rhodes, CEO and president of Rackspace. “We saw encouraging demand for our Fanatical Support for AWS offer, signing up our first 100 customers through the end of January. We intend to be the number one managed services provider for AWS, and we are well on our way toward that goal. Second, we showed that our business is becoming less capital intensive, resulting in higher free cash flow, which we continued to share with our stockholders through our buyback program.”
For the first quarter of 2016, Rackspace expects revenue to be between $517 million and $521 million. Excluding the expected negative impact of currency movements and a small divestiture, we expect our normalized year-over-year growth rate for the quarter to range between 9.2 percent and 10.2 percent. For the full year of 2016, Rackspace expects revenue to be between $2.08 billion and $2.16 billion. Excluding the expected negative impact of currency movements and a small divestiture, we expect our normalized growth rate for the year to range between 6 percent and 10 percent. Adjusted EBITDA margins are expected to range between 33 percent and 35 percent for the first quarter and the full year. Capital expenditures as a percent of revenue are expected to range between 20 percent and 22 percent for the full year.

Highlights

•
Rackspace launched support for Amazon Web Services (AWS), Microsoft's private cloud, Azure public cloud, and Microsoft Office 365. These strategic moves open up huge and fast-growing new markets, and strongly differentiate Rackspace as the only company that can provide expertise and service for the world's leading clouds.

•
Since the October launch of Rackspace Fanatical Support for AWS, Rackspace has already secured 100 customers, while its technical support team has collectively earned more than 230 AWS technical certifications and more than 1,100 business and technical accreditations.

•	Capital efficiency initiatives helped Rackspace reduce capital expenditures to 23 percent of revenue, and the company’s Adjusted Free Cash Flow rose to $196 million for 2015.

•	Rackspace shared its increased Adjusted Free Cash Flow with stockholders through a major share buyback that is still underway.

•
Rackspace hired key leadership talent. The company’s new global sales and marketing leader, Alex Pinchev, brings deep experience and proven success in the technology industry, including as a senior executive at Red Hat. Brian Stein, Rackspace’s new head of global engineering who joined in January 2016, commands great respect in the technology industry for his innovative work at Red Hat and Puppet Labs.

Non-GAAP Financial Information
Adjusted EBITDA, constant currency revenue growth, Return on Capital, Adjusted Free Cash Flow, and Non-GAAP EPS are non-GAAP financial measures. Rackspace believes these measures provide helpful information with respect to evaluating the company's performance. Other companies may calculate non-GAAP measures differently, limiting their usefulness as a comparative measure. The financial statement tables that accompany this press release include reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Conference Call and Webcast
Rackspace's executive management will host a conference call to discuss the results for the fourth quarter of 2015 starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada, please dial 800-954-0628; from the United Kingdom, dial 0800-528-4998; and from Hong Kong, dial 800-962-091.
A live webcast and a replay of the conference call, along with an earnings slide presentation, will be available on Rackspace's website, located at ir.rackspace.com.
About Rackspace
Rackspace (NYSE: RAX), the #1 managed cloud company, helps businesses tap the power of cloud computing without the challenge and expense of managing complex IT infrastructure and application platforms on their own. Rackspace engineers deliver specialized expertise on top of leading technologies developed by AWS, Microsoft, OpenStack, VMware and others, through a results-obsessed service known as Fanatical Support®. The company has more than 300,000 customers worldwide, including a majority of the FORTUNE 100. Rackspace was named a leader in the 2015 Gartner Magic Quadrant for Cloud-Enabled Managed Hosting, and has been honored as one of Fortune’s Best Companies to Work For in six of the past eight years. Learn more at www.rackspace.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015, and subsequent filings. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:

Investor Relations:	Media Relations:
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
jessica.drought@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
(In millions, except per share data)	December 31, 2014	September 30, 2015	December 31, 2015	December 31, 2014	December 31, 2015
Net revenue	$472.5	$508.9	$522.8	$1,794.4	$2,001.3
Costs and expenses:
Cost of revenue	153.9	171.2	179.1	582.3	675.5
Research and development	31.4	29.9	29.8	117.0	124.9
Sales and marketing	59.2	61.8	58.3	237.6	243.5
General and administrative	82.8	88.2	90.1	322.1	351.4
Depreciation and amortization	95.2	101.3	104.0	371.9	399.9
Total costs and expenses	422.5	452.4	461.3	1,630.9	1,795.2
Income from operations	50.0	56.5	61.5	163.5	206.1
Other income (expense):
Interest expense	(0.4)	(2.8)	(6.2)	(1.9)	(11.3)
Interest and other income (expense)	(0.3)	(1.1)	0.5	(2.0)	(1.2)
Total other income (expense)	(0.7)	(3.9)	(5.7)	(3.9)	(12.5)
Income before income taxes	49.3	52.6	55.8	159.6	193.6
Income taxes	12.3	16.1	23.7	49.0	67.4
Net income	$37.0	$36.5	$32.1	$110.6	$126.2

Net income per share
Basic	$0.26	$0.26	$0.24	$0.78	$0.91
Diluted	$0.26	$0.26	$0.24	$0.77	$0.90

Weighted average number of shares outstanding
Basic	141.8	139.0	133.3	142.0	139.0
Diluted	144.5	140.6	134.2	144.5	141.0

Consolidated Balance Sheets

(In millions)	December 31, 2014	December 31, 2015
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$213.5	$484.7
Accounts receivable, net of allowance for doubtful accounts and customer credits of $5.3 as of December 31, 2014 and $7.3 as of December 31, 2015	156.5	174.4
Prepaid expenses	33.6	46.6
Other current assets	8.8	12.7
Total current assets	412.4	718.4

Property and equipment, net	1,057.7	1,148.0
Goodwill	81.1	81.1
Intangible assets, net	16.6	9.1
Other non-current assets (1)	48.3	57.6
Total assets	$1,616.1	$2,014.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$137.3	$136.3
Accrued compensation and benefits	66.7	57.3
Income and other taxes payable	11.8	12.0
Deferred revenue	20.9	29.6
Capital lease obligations	15.0	1.7
Debt	25.1	—
Total current liabilities	276.8	236.9

Non-current liabilities:
Deferred revenue	1.4	1.6
Capital lease obligations (2)	1.5	0.2
Finance lease obligations for build-to-suit leases (2)	117.4	164.3
Debt	—	492.4
Deferred income taxes (1)	63.0	60.0
Deferred rent	49.9	49.5
Other liabilities	32.3	32.8
Total liabilities	542.3	1,037.7

Commitments and Contingencies

Stockholders' equity:
Common stock	0.1	0.1
Additional paid-in capital	696.0	834.5
Accumulated other comprehensive loss	(20.7)	(36.2)
Retained earnings	398.4	178.1
Total stockholders’ equity	1,073.8	976.5
Total liabilities and stockholders’ equity	$1,616.1	$2,014.2

(1)
December 31, 2014 amounts have been revised to reflect the impact of the adoption of accounting guidance related to balance sheet classification of deferred taxes to conform to the current period presentation.

(2)
December 31, 2014 amounts have been revised to reflect the impact of a reclassification of certain finance obligations associated with build-to-suit leases to conform to the current period presentation.

Consolidated Statements of Cash Flows

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
(in millions)	December 31, 2014	September 30, 2015	December 31, 2015	December 31, 2014	December 31, 2015
Cash Flows From Operating Activities
Net income	$37.0	$36.5	$32.1	$110.6	$126.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95.2	101.3	104.0	371.9	399.9
Deferred income taxes	30.5	(5.0)	30.1	0.4	(4.0)
Share-based compensation expense	20.2	19.6	18.1	70.0	78.1
Excess tax benefits from share-based compensation arrangements	10.8	(12.7)	2.9	(34.5)	(48.6)
Other operating activities	2.4	2.1	2.7	8.2	9.8
Changes in operating assets and liabilities:
Accounts receivable	(26.0)	(18.0)	(2.0)	(41.7)	(28.3)
Prepaid expenses and other current assets	16.1	(17.8)	7.9	(1.1)	(17.2)
Accounts payable, accrued expenses, and other current liabilities	(38.5)	2.8	3.5	55.4	49.2
Deferred revenue	1.3	2.5	(0.4)	(3.7)	9.1
Deferred rent	1.1	—	0.1	7.4	0.1
Other non-current assets and liabilities	0.8	0.1	5.0	(0.4)	9.3
Net cash provided by operating activities	150.9	111.4	204.0	542.5	583.6
Cash Flows From Investing Activities
Purchases of property and equipment	(107.2)	(134.7)	(143.0)	(430.3)	(474.9)
All other investing activities	0.3	(6.0)	0.1	2.2	(4.5)
Net cash used in investing activities	(106.9)	(140.7)	(142.9)	(428.1)	(479.4)
Cash Flows From Financing Activities
Proceeds from debt	25.0	140.0	500.0	25.0	640.0
Repayments of debt	(0.1)	—	(140.0)	(1.9)	(165.1)
Payments for debt issuance costs	—	—	(8.3)	—	(8.3)
Proceeds from finance lease obligations for build-to-suit leases	—	2.5	3.7	—	6.2
Principal payments of capital and build-to-suit leases	(7.2)	(3.3)	(1.7)	(39.7)	(15.0)
Payments for deferred acquisition obligations	—	(0.1)	—	(0.2)	(0.2)
Receipt of Texas Enterprise Fund grant	—	—	—	5.5	—
Repurchase of common stock	(200.0)	(250.1)	(116.9)	(200.0)	(367.0)
Shares of common stock withheld for employee taxes	—	—	—	(13.6)	—
Proceeds from employee stock plans	15.1	0.7	3.1	33.1	32.3
Excess tax benefits from share-based compensation arrangements	(10.8)	12.7	(2.9)	34.5	48.6
Net cash provided by (used in) financing activities	(178.0)	(97.6)	237.0	(157.3)	171.5
Effect of exchange rate changes on cash and cash equivalents	(2.0)	(1.2)	(2.4)	(3.3)	(4.5)
Increase (decrease) in cash and cash equivalents	(136.0)	(128.1)	295.7	(46.2)	271.2
Cash and cash equivalents, beginning of period	349.5	317.1	189.0	259.7	213.5
Cash and cash equivalents, end of period	$213.5	$189.0	$484.7	$213.5	$484.7
Supplemental Cash Flow Information
Non-cash purchases of property and equipment (1)	$(2.6)	$(7.0)	$(46.5)	$4.8	$(8.9)

(1)	Non-cash purchases of property and equipment primarily represents changes in amounts accrued but not yet paid.

Key Metrics - Quarter to Date (Unaudited)

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Growth
Net revenue	$472.5	$480.2	$489.4	$508.9	$522.8
Revenue growth (year over year)	15.8%	14.1%	11.0%	10.7%	10.7%
Constant currency revenue growth (year over year)	16.4%	16.6%	13.7%	12.9%	12.0%

Number of employees (Rackers) at period end	5,936	5,964	6,115	6,177	6,189
Number of servers deployed at period end (1)	112,628	114,105	116,329	118,654	118,177
Average monthly revenue per server	$1,412	$1,412	$1,416	$1,444	$1,472

Profitability
Income from operations	$50.0	$44.4	$43.7	$56.5	$61.5
Depreciation and amortization	$95.2	$96.9	$97.7	$101.3	$104.0
Share-based compensation expense	$20.2	$20.0	$20.4	$19.6	$18.1
Adjusted EBITDA (2)	$165.4	$161.3	$161.8	$177.4	$183.6

Adjusted EBITDA margin	35.0%	33.6%	33.1%	34.9%	35.1%

Operating income margin	10.6%	9.3%	8.9%	11.1%	11.8%

Income from operations	$50.0	$44.4	$43.7	$56.5	$61.5
Adjustment for build-to-suit lease impact (3)	$—	$—	$(0.4)	$(1.1)	$(2.3)
Income from operations, adjusted	$50.0	$44.4	$43.3	$55.4	$59.2
Effective tax rate	25.1%	32.4%	32.4%	30.6%	42.5%
Net operating profit after tax (NOPAT) (2)	$37.5	$30.0	$29.3	$38.4	$34.0
NOPAT margin	7.9%	6.3%	6.0%	7.6%	6.5%

Capital efficiency and returns
Interest bearing debt (4) (5)	$41.6	$10.8	$6.9	$143.6	$501.9
Stockholders' equity	$1,073.8	$1,152.9	$1,240.3	$1,049.4	$976.5
Less: Excess cash	$(156.8)	$(218.1)	$(258.4)	$(128.0)	$(422.0)
Capital base (4)	$958.6	$945.6	$988.8	$1,065.0	$1,056.4
Average capital base (4)	$956.0	$952.1	$967.2	$1,027.0	$1,060.7
Capital turnover (annualized) (4)	1.98	2.02	2.02	1.98	1.97

Return on capital (annualized) (2) (4)	15.7%	12.6%	12.1%	15.0%	12.8%

Key Metrics - Quarter to Date (Unaudited)

	Three Months Ended
(Dollar amounts in millions, except average monthly revenue per server)	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Capital expenditures
Cash purchases of property and equipment	$107.2	$92.5	$104.7	$134.7	$143.0
Non-cash purchases of property and equipment (6)	$(2.6)	$(2.3)	$46.9	$(7.0)	$(46.5)
Total capital expenditures	$104.6	$90.2	$151.6	$127.7	$96.5

Customer gear	$72.5	$58.7	$117.3	$87.1	$61.8
Data center build outs	$11.1	$13.4	$15.8	$18.8	$10.6
Office build outs	$1.6	$2.3	$3.3	$6.1	$7.8
Capitalized software and other projects	$19.4	$15.8	$15.2	$15.7	$16.3
Total capital expenditures	$104.6	$90.2	$151.6	$127.7	$96.5

Infrastructure capacity and utilization
Megawatts under contract at period end (7)	58.1	63.2	63.6	63.6	62.2
Megawatts available for customer use at period end (8)	49.7	52.0	54.1	55.3	54.4
Megawatts utilized at period end	30.5	31.0	31.6	32.7	32.2
Annualized net revenue per average Megawatt of power utilized	$62.6	$62.5	$62.5	$63.3	$64.5

(1)
During the fourth quarter of 2015, we decommissioned approximately 2,400 servers in order to replace older, less efficient gear and also as part of the migration of customers from existing data centers to our new London data center.

(2)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(3)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(4)
In the first quarter of 2015, we reclassified certain finance obligations associated with build-to-suit leases in the consolidated balance sheets. Prior period amounts have been revised to reflect the impact of this reclassification.

(5)	Includes the outstanding principal amount of debt and capital lease obligations.

(6)	Non-cash purchases of property and equipment primarily represents changes in amounts accrued but not yet paid.

(7)
Megawatts under contract at period end represents data center capacity for which we have a contract enabling us to take control of the space. For our newest data center in London, beginning March 31, 2015, we have included four megawatts.

(8)	Megawatts available for customer use at period end represents data center capacity that is built-out and is being used to provide service to customers.

Key Metrics - Year to Date (Unaudited)

	Year Ended December 31,
(Dollar amounts in millions, except average monthly revenue per server)	2014	2015
Growth
Net revenue	$1,794.4	$2,001.3
Revenue growth (year over year)	16.9%	11.5%
Constant currency revenue growth (year over year)	15.5%	13.7%

Number of employees (Rackers) at period end	5,936	6,189
Number of servers deployed at period end	112,628	118,177
Average monthly revenue per server	$1,382	$1,438

Profitability
Income from operations	$163.5	$206.1
Depreciation and amortization	$371.9	$399.9
Share-based compensation expense	$70.0	$78.1
Adjusted EBITDA (1)	$605.4	$684.1

Adjusted EBITDA margin	33.7%	34.2%

Operating income margin	9.1%	10.3%

Income from operations	$163.5	$206.1
Adjustment for build-to-suit lease impact (2)	$—	$(3.8)
Income from operations, adjusted	$163.5	$202.3
Effective tax rate	30.7%	34.8%
Net operating profit after tax (NOPAT) (1)	$113.3	$131.9
NOPAT margin	6.3%	6.6%

Capital efficiency and returns
Interest bearing debt (3) (4)	$41.6	$501.9
Stockholders' equity	$1,073.8	$976.5
Less: Excess cash	$(156.8)	$(422.0)
Capital base (3)	$958.6	$1,056.4
Average capital base (3)	$923.1	$1,002.9
Capital turnover (3)	1.94	2.00

Return on capital (1) (3)	12.3%	13.2%

Key Metrics - Year to Date (Unaudited)

	Year Ended December 31,
(Dollar amounts in millions, except average monthly revenue per server)	2014	2015
Capital expenditures
Cash purchases of property and equipment	$430.3	$474.9
Non-cash purchases of property and equipment (5)	$4.8	$(8.9)
Total capital expenditures	$435.1	$466.0

Customer gear	$276.6	$324.9
Data center build outs	$50.6	$58.6
Office build outs	$21.2	$19.5
Capitalized software and other projects	$86.7	$63.0
Total capital expenditures	$435.1	$466.0

Infrastructure capacity and utilization
Megawatts under contract at period end (6)	58.1	62.2
Megawatts available for customer use at period end (7)	49.7	54.4
Megawatts utilized at period end	30.5	32.2
Net revenue per average Megawatt of power utilized	$61.9	$63.3

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(3)
In the first quarter of 2015, we reclassified certain finance obligations associated with build-to-suit leases in the consolidated balance sheets. Prior period amounts have been revised to reflect the impact of this reclassification.

(4)	Includes the outstanding principal amount of debt and capital lease obligations.

(5)	Non-cash purchases of property and equipment primarily represents changes in amounts accrued but not yet paid.

(6)
Megawatts under contract at period end represents data center capacity for which we have a contract enabling us to take control of the space. For our newest data center in London, beginning March 31, 2015, we have included four megawatts.

(7)	Megawatts available for customer use at period end represents data center capacity that is built-out and is being used to provide service to customers.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Net revenue	$472.5	$480.2	$489.4	$508.9	$522.8
Costs and expenses:
Cost of revenue	153.9	161.3	163.9	171.2	179.1
Research and development	31.4	32.0	33.2	29.9	29.8
Sales and marketing	59.2	59.0	64.4	61.8	58.3
General and administrative	82.8	86.6	86.5	88.2	90.1
Depreciation and amortization	95.2	96.9	97.7	101.3	104.0
Total costs and expenses	422.5	435.8	445.7	452.4	461.3
Income from operations	50.0	44.4	43.7	56.5	61.5
Other income (expense):
Interest expense	(0.4)	(0.4)	(1.9)	(2.8)	(6.2)
Interest and other income (expense)	(0.3)	(2.0)	1.4	(1.1)	0.5
Total other income (expense)	(0.7)	(2.4)	(0.5)	(3.9)	(5.7)
Income before income taxes	49.3	42.0	43.2	52.6	55.8
Income taxes	12.3	13.6	14.0	16.1	23.7
Net income	$37.0	$28.4	$29.2	$36.5	$32.1

	Three Months Ended
(Percent of net revenue)	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	32.6%	33.6%	33.5%	33.7%	34.3%
Research and development	6.6%	6.7%	6.8%	5.9%	5.7%
Sales and marketing	12.5%	12.3%	13.2%	12.1%	11.2%
General and administrative	17.5%	18.0%	17.7%	17.3%	17.2%
Depreciation and amortization	20.2%	20.2%	20.0%	19.9%	19.9%
Total costs and expenses	89.4%	90.7%	91.1%	88.9%	88.2%
Income from operations	10.6%	9.3%	8.9%	11.1%	11.8%
Other income (expense):
Interest expense	(0.1)%	(0.1)%	(0.4)%	(0.5)%	(1.2)%
Interest and other income (expense)	(0.1)%	(0.4)%	0.3%	(0.2)%	0.1%
Total other income (expense)	(0.1)%	(0.5)%	(0.1)%	(0.8)%	(1.1)%
Income before income taxes	10.4%	8.8%	8.8%	10.3%	10.7%
Income taxes	2.6%	2.8%	2.9%	3.2%	4.5%
Net income	7.8%	5.9%	6.0%	7.2%	6.1%
Due to rounding, totals may not equal the sum of the line items in the table above.

Non-GAAP Financial Measures

Adjusted EBITDA

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. Adjusted EBITDA is a metric that is used by analysts and investors for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation. The following tables present a reconciliation of Adjusted EBITDA to net income.

	Three Months Ended
(In millions)	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Net revenue	$472.5	$480.2	$489.4	$508.9	$522.8

Income from operations	$50.0	$44.4	$43.7	$56.5	$61.5

Net income	$37.0	$28.4	$29.2	$36.5	$32.1
Plus: Income taxes	12.3	13.6	14.0	16.1	23.7
Plus: Total other (income) expense	0.7	2.4	0.5	3.9	5.7
Plus: Depreciation and amortization	95.2	96.9	97.7	101.3	104.0
Plus: Share-based compensation expense	20.2	20.0	20.4	19.6	18.1
Adjusted EBITDA	$165.4	$161.3	$161.8	$177.4	$183.6

Operating income margin	10.6%	9.3%	8.9%	11.1%	11.8%

Adjusted EBITDA margin	35.0%	33.6%	33.1%	34.9%	35.1%

	Year Ended December 31,
(In millions)	2014	2015
Net revenue	$1,794.4	$2,001.3

Income from operations	$163.5	$206.1

Net income	$110.6	$126.2
Plus: Income taxes	49.0	67.4
Plus: Total other (income) expense	3.9	12.5
Plus: Depreciation and amortization	371.9	399.9
Plus: Share-based compensation expense	70.0	78.1
Adjusted EBITDA	$605.4	$684.1

Operating income margin	9.1%	10.3%

Adjusted EBITDA margin	33.7%	34.2%

Constant Currency Revenue Growth

We use constant currency revenue growth as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods. The information presented is calculated by translating current period results using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. The following table presents a reconciliation of constant currency revenue growth.

	Three Months Ended			Year Ended
(In millions)	Net Revenue	Foreign Currency Translation	Net Revenue in Constant Currency	Net Revenue	Foreign Currency Translation	Net Revenue in Constant Currency
December 31, 2015	$522.8	$6.3	$529.1	$2,001.3	$39.1	$2,040.4
December 31, 2014	472.5	—	472.5	1,794.4	—	1,794.4
Dollar change	$50.3		$56.6	$206.9		$246.0
Percent change	10.7%		12.0%	11.5%		13.7%

September 30, 2015	$508.9	$10.2	$519.1
September 30, 2014	459.7	—	459.7
Dollar change	$49.2		$59.4
Percent change	10.7%		12.9%

June 30, 2015	$489.4	$12.1	$501.5
June 30, 2014	441.2	—	441.2
Dollar change	$48.2		$60.3
Percent change	11.0%		13.7%

March 31, 2015	$480.2	$10.9	$491.1
March 31, 2014	421.0	—	421.0
Dollar change	$59.2		$70.1
Percent change	14.1%		16.6%

December 31, 2014	$472.5	$2.6	$475.1	$1,794.4	$(22.4)	$1,772.0
December 31, 2013	408.1	—	408.1	1,534.8	—	1,534.8
Dollar change	$64.4		$67.0	$259.6		$237.2
Percent change	15.8%		16.4%	16.9%		15.5%

Return on Capital (ROC)

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC measures how effectively a company generates profits from the capital that is deployed. We calculate ROC by dividing net operating profit after tax by our average capital base. The following tables present a reconciliation of ROC to return on assets, which we calculate directly from amounts on the Consolidated Statements of Income and the Consolidated Balance Sheets.

	Three Months Ended
(In millions)	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Income from operations	$50.0	$44.4	$43.7	$56.5	$61.5
Adjustment for build-to-suit lease impact (1)	—	—	(0.4)	(1.1)	(2.3)
Income from operations, adjusted	$50.0	$44.4	$43.3	$55.4	$59.2
Effective tax rate	25.1%	32.4%	32.4%	30.6%	42.5%
Net operating profit after tax (NOPAT)	$37.5	$30.0	$29.3	$38.4	$34.0

Net income	$37.0	$28.4	$29.2	$36.5	$32.1

Total assets at period end (2)	$1,616.1	$1,685.4	$1,826.6	$1,749.2	$2,014.2
Add: Unamortized debt issuance costs (3)	—	—	—	—	7.6
Less: Excess cash (4)	(156.8)	(218.1)	(258.4)	(128.0)	(422.0)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(215.8)	(214.8)	(256.4)	(236.9)	(205.6)
Less: Deferred revenue (current and non-current)	(22.3)	(26.1)	(29.7)	(31.8)	(31.2)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for build-to-suit leases (2) (5)	(262.6)	(280.8)	(293.3)	(287.5)	(306.6)
Capital base (5)	$958.6	$945.6	$988.8	$1,065.0	$1,056.4

Average total assets (2)	$1,665.5	$1,650.7	$1,756.0	$1,787.9	$1,881.7
Average capital base (5)	$956.0	$952.1	$967.2	$1,027.0	$1,060.7

Return on assets (annualized) (2)	8.9%	6.9%	6.6%	8.2%	6.8%
Return on capital (annualized) (5)	15.7%	12.6%	12.1%	15.0%	12.8%

(1)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(2)
In the fourth quarter of 2015, we elected to early adopt accounting guidance related to the balance sheet classification of deferred taxes. Prior period amounts have been revised to reflect the impact of this adoption.

(3)	Amount recorded as a direct deduction from the carrying value of the long-term debt liability in the consolidated balance sheets.

(4)
Defined as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.

(5)
In the first quarter of 2015, we reclassified certain finance obligations associated with build-to-suit leases in the consolidated balance sheets. Prior period amounts have been revised to reflect the impact of this reclassification.

	Year Ended December 31,
(In millions)	2014	2015
Income from operations	$163.5	$206.1
Adjustment for build-to-suit lease impact (1)	—	(3.8)
Income from operations, adjusted	$163.5	$202.3
Effective tax rate	30.7%	34.8%
Net operating profit after tax (NOPAT)	$113.3	$131.9

Net income	$110.6	$126.2

Total assets at period end (2)	$1,616.1	$2,014.2
Add: Unamortized debt issuance costs (3)	—	7.6
Less: Excess cash (4)	(156.8)	(422.0)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(215.8)	(205.6)
Less: Deferred revenue (current and non-current)	(22.3)	(31.2)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for build-to-suit leases (2) (5)	(262.6)	(306.6)
Capital base (5)	$958.6	$1,056.4

Average total assets (2) (6)	$1,601.4	$1,778.3
Average capital base (5) (6)	$923.1	$1,002.9

Return on assets (Net income/Average total assets) (2)	6.9%	7.1%
Return on capital (NOPAT/Average capital base) (5)	12.3%	13.2%

(1)
Reflects additional expense we would have expected to record if our build-to-suit lease arrangements had been deemed operating leases instead of finance lease obligations for build-to-suit leases. Calculated as the excess of estimated straight-line rent expense over actual depreciation expense for completed real estate projects under build-to-suit lease arrangements.

(2)
In the fourth quarter of 2015, we elected to early adopt accounting guidance related to the balance sheet classification of deferred taxes. Prior period amounts have been revised to reflect the impact of this adoption.

(3)	Amount recorded as a direct deduction from the carrying value of the long-term debt liability in the consolidated balance sheets.

(4)
Defined as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.

(5)
In the first quarter of 2015, we reclassified certain finance obligations associated with build-to-suit leases in the consolidated balance sheets. Prior period amounts have been revised to reflect the impact of this reclassification.

(6)	Average based on ending balances for the most recent five quarters.

Adjusted Free Cash Flow

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest and cash payments for income taxes. The following table presents a reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA as a supplement to our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended		Year Ended
(In millions)	December 31, 2014	December 31, 2015	December 31, 2014	December 31, 2015
Adjusted EBITDA	$165.4	$183.6	$605.4	$684.1
Non-cash deferred rent	1.1	0.1	7.4	0.1
Total capital expenditures	(104.6)	(96.5)	(435.1)	(466.0)
Cash payments for interest, net of interest received	(0.4)	(1.9)	(1.7)	(4.0)
Cash payments for income taxes, net of refunds	(6.7)	(0.8)	(13.5)	(17.8)
Adjusted free cash flow	$54.8	$84.5	$162.5	$196.4

Non-GAAP EPS

Non-GAAP Net Income and Non-GAAP EPS are used as supplemental measures to facilitate comparisons to peer companies. Non-GAAP Net Income is defined as net income excluding non-cash charges for share-based compensation and other items that may arise from time to time, net of the related tax benefits. Non-GAAP EPS is calculated using Non-GAAP Net Income divided by the weighted-average number of shares on both an unadjusted basis and as adjusted to give effect to dilutive securities. The following table presents a reconciliation of these non-GAAP financial measures.

	Three months ended
(In millions, except per share data)	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Net income	$37.0	$28.4	$29.2	$36.5	$32.1

Adjustment:
Share-based compensation expense	20.2	20.0	20.4	19.6	18.1
Income tax benefit (1)	(5.0)	(6.5)	(6.6)	(5.9)	(8.2)
Total share-based compensation expense, net of tax	15.2	13.5	13.8	13.7	9.9

Non-GAAP net income	$52.2	$41.9	$43.0	$50.2	$42.0

Net income per share ("GAAP EPS")
Basic	$0.26	$0.20	$0.20	$0.26	$0.24
Diluted	$0.26	$0.20	$0.20	$0.26	$0.24

Non-GAAP net income per share ("Non-GAAP EPS")
Basic	$0.37	$0.30	$0.30	$0.36	$0.32
Diluted	$0.36	$0.29	$0.30	$0.36	$0.31

Weighted average number of shares outstanding
Basic	141.8	141.4	142.4	139.0	133.3
Diluted	144.5	144.2	144.5	140.6	134.2

(1)	Based on the GAAP effective tax rate for the period.

	Year Ended
(In millions, except per share data)	December 31, 2014	December 31, 2015
Net income	$110.6	$126.2

Adjustment:
Share-based compensation expense	70.0	78.1
Income tax benefit (1)	(21.5)	(27.2)
Total share-based compensation expense, net of tax	48.5	50.9

Non-GAAP net income	$159.1	$177.1

Net income per share ("GAAP EPS")
Basic	$0.78	$0.91
Diluted	$0.77	$0.90

Non-GAAP net income per share ("Non-GAAP EPS")
Basic	$1.12	$1.27
Diluted	$1.10	$1.26

Weighted average number of shares outstanding
Basic	142.0	139.0
Diluted	144.5	141.0

(1)	Based on the GAAP effective tax rate for the period.